UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ISTA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is an email sent to employees of ISTA Pharmaceuticals, Inc. on May 7, 2012:

From:	Jeanie Herbert
Sent:	Monday, May 7, 2012
To:	All ISTA Employees
Subject:	Proxy Filed, Shareholders Meeting Set for June 5

Over the weekend, ISTA filed the definitive proxy statement regarding the combination of Bausch + Lomb and ISTA. One of the closing conditions to consummating the transaction is approval by ISTA’s stockholders. The definitive proxy sets the date for our Stockholder Meeting to vote on the combination, which will be Tuesday June 5th at 8 am Pacific Time in our offices at 50 Technology in Irvine. Afterward, we expect the transaction to close on either June 5th or June 6th, which will set in motion the process of combining our two companies.

If you outright own shares of ISTA, a copy of the proxy and voting card will be mailed to you. Please follow the instructions to vote all the shares you own. If you do not vote, it is the same as voting NO. If you only hold stock options and not shares, or simply want to review the proxy in advance of the mailing, it is available on our website at http://www.istavision.com/investors.html under “SEC Filing.”

Should you have any questions, please do not hesitate to contact Vince, Lauren or me.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition by Bausch +Lomb, ISTA filed a Definitive Proxy Statement and a form of proxy on Schedule 14A on May 4, 2012 and other related materials with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Stockholders may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by ISTA by contacting ISTA Investor Relations at 949-789-3159 or jherbert@istavision.com or by calling proxy solicitor Georgeson Inc. toll-free at 1-(888) 293-6812.

ISTA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the proposed merger. Information regarding the interests of ISTA’s directors and executive officers and their ownership of ISTA common stock is included in the Definitive Proxy Statement under “The Merger — Interests of Certain Persons in the Merger” and “Security Ownership of Certain Beneficial Owners and Management.” Additional information regarding these directors and executive officers is also included in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, its proxy statement for its 2011 annual meeting of stockholders dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of March 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,509,411 shares, or 13.15%, of ISTA’s common stock.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that refer to future events or other non-historical matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Without limiting the foregoing, but by way of example, statements contained in this communication related to the pending transaction between Bausch + Lomb and ISTA and the expected timetable for completing the transaction are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this communication and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations are detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and ISTA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.